AMENDMENT NO. 2

TO

RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 dated as of December [20], 2007 (this "Amendment") to the Rights Agreement dated as of March 13, 2000 (the "Agreement"), as amended, by and between CPI Corp., a Delaware corporation (the "Company"), and Computershare Trust Company, N.A., as successor rights agent to Harris Trust and Savings Bank (the "Rights Agent"), as amended on September 5, 2007 is entered into with reference to the following:

WHEREAS, in accordance with Section 27 of the Agreement, the Board of Directors of the Company has authorized the amendment and restatement of certain provisions of the Agreement as described below; and

WHEREAS, the Company and Computershare Trust Company, N.A. agree that the Rights Agent shall act as the successor rights agent under the Agreement and that notice shall be provided by the Company if required pursuant to the Agreement; and

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.        Amendment of Definition of Exempt Person. Sections 1(o), (p), (q) and (r) of the Agreement are hereby amended and restated in their entirety as follows:

(o) “EXEMPT PERSON” shall mean the Knightspoint Group (as hereinafter defined), provided, however, that (i) the members of the Knightspoint Group do not directly or indirectly, in the aggregate, acquire Common Shares if, as a result, the Knightspoint Group would become the Beneficial Owners of 40% or more of the Common Shares then outstanding (excluding any shares or any options granted pursuant to the Company's stock plans or any shares acquired upon the exercise of such stock options by members of the Knightspoint Group and/or their Affiliates or Associates), (ii) each Person who ceases to be a member of the Core Knightspoint Group does not acquire Common Shares if, as a result, such Person would become, directly or indirectly, the Beneficial Owner of more than the greater of (x) the percentage of the Common Shares outstanding that such Person Beneficially Owned immediately before it ceased to be a member of the Core Knightspoint Group and (y) 20% of the Common Shares outstanding; (iii) each Person who is or ever becomes a member of the Knightspoint Group delivers to the Secretary of the Company, on the date that is the latest of (a) December 21, 2007, (b) the date upon which such Person becomes a member of the Knightspoint Group and (c) the date upon which such Person first becomes the direct Beneficial Owner of any Common Shares, an Irrevocable Proxy and Agreement substantially in the form set forth as Exhibit D hereto which shall (1) grant an irrevocable proxy to the Secretary of the Company to vote from time to time the Pro Rata Shares owned by such Person, (2) contain an affirmative covenant by such Person that it will never acquire Common Shares if, as a result, the number of Common Shares directly or indirectly Beneficially Owned by all members of the Knightspoint Group in the aggregate would be equal to 40% or more of the Common Shares outstanding and (3) contain an affirmative covenant by such Person (if such Person was previously a member of the Core Knightspoint Group) that it will comply with clause (ii) of this sentence; (iv) in the event the irrevocable proxy is determined to be invalid, no member of the Knightspoint Group votes (whether at a meeting of shareholders or by written consent) any of its Pro Rata Shares in opposition to any recommendation of the Board of Directors of the Company; and (v) no member of the Knightspoint Group takes any legal action in a court of law to contest the validity of the Irrevocable Proxy and Agreement described in clause (iii) of this sentence. Notwithstanding the foregoing, in the event that the Knightspoint Group shall fail (for any reason and without regard to the fault or lack of fault of any particular member of the Knightspoint Group) to comply with clause (i) of this paragraph after having become an Exempt Person, the Knightspoint Group shall not be disqualified from Exempt Person status as a result of such breach of clause (i); provided, that the Knightspoint Group cures such breach within five (5) days after written notice identifying such breach from the Company to the members of the Knightspoint Group of which the Company is aware. In the event that the Knightspoint Group shall fail (for any reason and without regard to the fault or lack of fault of any particular member of the Knightspoint Group) to comply with clauses (ii), (iii), (iv) or (v) of this paragraph, then during the period in which the breach is outstanding, the Knightspoint Group shall not vote any Common Shares Beneficially Owned by any of them in opposition to the recommendations of the Board of Directors of the Company without the approval of the Company. The Irrevocable Proxy and Agreement described in clause (iii) of this paragraph shall remain in full force and effect until termination of the Rights Agreement. Further, the Knightspoint Group shall not be disqualified from Exempt Person status as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by the Knightspoint Group to 40% or more of the Common Shares of the Company then outstanding; provided, however, that if the Knightspoint Group shall become the Beneficial Owner of 40% or more of the Common Shares of the Company then outstanding by reason of such an acquisition by the Company and shall, after such acquisition, become the Beneficial Owner of any additional Common Shares and fail to divest any such additional Common Shares within five (5) days after written request from the Company, then the Knightspoint Group shall not vote any Common Shares Beneficially Owned by any of them in opposition to the recommendations of the Board of Directors of the Company without the approval of the Company.

(p) “EXCESS SHARES” shall mean the amount of Common Shares directly or indirectly Beneficially Owned by the Knightspoint Group in excess of 20% of the voting power of the outstanding Common Shares.

(q) “KNIGHTSPOINT GROUP” shall mean all of the following combined: (i) David M. Meyer and the Persons with which he is a Beneficial Owner and any Person who is an Affiliate of Mr. Meyer, including those Persons with which Mr. Meyer files a Schedule 13D under the Exchange Act (the “Core Knightspoint Group”); (ii) any Person

who was (for any length of time) a member of the Core Knightspoint Group on or after December 21, 2007; and (iii) any Person who is a Beneficial Owner with or Affiliate of (including by virtue of jointly filing a Schedule 13D under the Exchange Act) any member of the Core Knightspoint Group or any Person described in clause (ii) of this sentence.

(r) “PRO RATA SHARES” means, with respect to any Person that is a member of the Knightspoint Group, the number of Common Shares at any given time equal to the following: (i) the number of Common Shares directly Beneficially Owned by such Person divided by (ii) the aggregate number of Common Shares directly or indirectly Beneficially Owned by all members of the Knightspoint Group multiplied by (iii) the number of Excess Shares; provided, however, that the aggregate sum of all Pro Rata Shares at any given time for all members of the Knightspoint Group shall always be equal to the number of Excess Shares, and the foregoing calculation shall be adjusted on a pro rata basis to account for any member of the Knightspoint Group that fails to comply with the requirement described in Section 1(o)(iii) or to correct for any other anomaly that may result in the foregoing calculation causing the aggregate sum of all Pro Rata Shares at any given time for all members of the Knightspoint Group not to be equal to the number of Excess Shares.

2.         No Further Amendments. Except as expressly amended pursuant to Sections 1 and 2 hereof, the remaining provisions of the Agreement shall remain in full force and effect in accordance with their terms.

3.         Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Amendment may be executed by electronic or facsimile signature, and an electronic or facsimile signature shall constitute an original for all purposes.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

The "Company":

CPI CORP.
By:	__________________________

Name:

Title:

The "Rights Agent":

COMPUTERSHARE TRUST COMPANY, N.A.

By:	__________________________

Name:

Title:

By:	__________________________

Name:

Title:

Signature Page

Amendment No. 1 to Rights Agreement

EXHIBIT D

FORM OF IRREVOCABLE PROXY AND AGREEMENT

IRREVOCABLE PROXY AND AGREEMENT

[Date]

All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Rights Agreement dated March 13, 2000 between CPI Corp, a Delaware corporation (the "Company") and Computershare Trust Company, N.A., as successor rights agent to Harris Trust and Savings Bank (as amended, the "Rights Agreement"), as amended on September 5, 2007 and December 21, 2007.

The undersigned stockholder of the Company, solely in its capacity as a stockholder of the Company, hereby irrevocably constitutes and appoints the Secretary of the Company the true and lawful proxy and attorney-in-fact of the undersigned stockholder with full power of substitution and re-substitution to vote at any and all meetings of the stockholders of the Company, whether annual or special, and at any adjournment or adjournments or postponements of any such meetings, and in any action by written consent of stockholders of the Company, the undersigned stockholder’s Pro Rata Shares (the “Shares”); except as specifically set forth below, this proxy shall in no event impact the ability of the undersigned stockholder to vote Common Shares of the Company or other capital stock of the Company which are not part of the undersigned stockholder’s Pro Rata Shares. The Shares shall be voted by the Secretary of the Company in the same proportion as the votes of all stockholders of the Company, including the Knightspoint Group.

The proxy and power of attorney granted herein (i) shall be irrevocable, (ii) are granted in consideration of (a) the Company entering into an amendment to the Rights Agreement, (b) the resulting ability of the undersigned stockholder to become a member of the Knightspoint Group and (c) other good and valuable consideration, the adequacy of which is hereby acknowledged, and (iii) shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy. This proxy shall revoke all prior proxies granted by the undersigned stockholder with respect to the capital stock of the Company. The undersigned stockholder shall not grant any proxy to any person that conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the death, disability or incompetence of the undersigned stockholder.

In addition, the undersigned hereby agree that (a) during any period in which the Knightspoint Group fails to comply with clauses (ii), (iii), (iv) or (v) set forth in the definition of Exempt Person in the amendment to the Rights Agreement dated December 21, 2007, then the undersigned stockholder shall not be entitled to vote any shares of Common Shares Beneficially Owned by the undersigned stockholder in opposition to the recommendations of the Board of Directors of the Company, (b) the undersigned stockholder shall never acquire Common Shares if, as a result, the number of Common Shares directly or indirectly Beneficially Owned by all members of the Knightspoint Group in the aggregate would be equal to 40% or more of the Common Shares outstanding, (c) after ceasing to be a member of the Core Knightspoint Group

(if the undersigned ever was or becomes a member of the Core Knightspoint Group), the undersigned shall not acquire shares of Common Stock if, as a result, the undersigned would become, directly or indirectly, the Beneficial Owner of more than the greater of (x) the percentage of the Common Shares outstanding that the undersigned Beneficially Owned immediately after it ceased to be a member of the Core Knightspoint Group and (y) 20% of the Common Shares outstanding, and (d) this paragraph may not be amended, in each case without the prior written approval of the Company.

This Irrevocable Proxy supersedes in all respects the Irrevocable Proxy dated as of September 5, 2007 between the undersigned stockholders and the Company (the “September Proxy”), and the September Proxy shall be void and of no further force or effect.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned stockholders have caused this Irrevocable Proxy to be executed and granted as of the date first written above.

ACCEPTED AND AGREED:

CPI CORP.

By: __________________________

Name:

Title:

[Signatures of stockholders]